UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 6, 2007 (February 16, 2007)

AMERICAN SKIING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13057	04-3373730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

136 HEBER AVENUE, SUITE 303, PARK CITY, UTAH 84060

(Address of principal executive offices)

Registrant’s telephone number, including area code: (435) 615-0340

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

As previously reported in Form 8-K filings of American Skiing Company (the “Company”) dated February 16, 2007 and February 20, 2007, the Company has entered into agreements to sell its Mount Snow and Attitash resorts to Peak Resorts, Inc., and to sell its Killington and Pico resorts to SP Land Company, LLC.  Copies of the definitive agreements for each such transaction are filed in conjunction with this report.

Certain statements contained in this Report constitute forward-looking statements under U.S. federal securities laws. These forward-looking statements reflect our current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include factors listed from time to time in our documents we have filed with the Securities and Exchange Commission. We caution the reader that this list is not exhaustive. We operate in a changing business environment and new risks arise from time to time. The forward-looking statements included in this Report are made only as of the date of this Report and we do not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances other than as required by applicable federal securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Purchase Agreement by and among American Skiing Company, Killington, Ltd., Pico Ski Area Management Company and SP Land Company, LLC dated February 16, 2007

Exhibit 10.2	Purchase Agreement by and among American Skiing Company, Mount Snow Ltd, LBO Holding, Inc., and Peak Resorts, Inc. dated February 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 6, 2007	American Skiing Company

	By:	/s/ Foster A. Stewart, Jr
		Name:	Foster A. Stewart, Jr
		Title:	Senior Vice President and General Counsel

INDEX TO EXHIBITS

10.1	Purchase Agreement by and among American Skiing Company, Killington, Ltd., Pico Ski Area Management Company and SP Land Company, LLC dated February 16, 2007
10.2	Purchase Agreement by and among American Skiing Company, Mount Snow Ltd, LBO Holding, Inc., and Peak Resorts, Inc. dated February 16, 2007